As filed with the Securities and Exchange Commission on August 11, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	52-2336218 (I.R.S. Employer Identification No.)

1111 Marcus Avenue, Suite M04 Lake Success, New York (Address of principal executive offices)	11042 (Zip Code)
Second Amended and Restated 2005 Incentive Award Plan
(Full title of plan)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue, Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Stuart M. Cable, Esq.
Kenneth J. Gordon, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
(617) 570-1000
(617) 573-1231 (fax)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount of Shares to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock $0.01 par value	1,550,000	$15.72	$24,358,250	$958

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock of DealerTrack Holdings, Inc. (the “Company”) issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on August 6, 2008, as reported on the Nasdaq Global Market.

NOTE
PART II
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-5.1: OPINION OF COUNSEL
EX-23.2: CONSENT
EX-5.1: OPINION OF COUNSEL
EX-23.2: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NOTE
This Registration Statement on Form S-8 registers 1,550,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of DealerTrack Holdings, Inc. (the “Company”) reserved for issuance under the Second Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”), which shares are in addition to 1,300,000 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (File No. 333-144491) and 7,435,465 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (File No. 333-130310). The current filing is being made to register 1,550,000 additional shares approved at the Annual Meeting of Stockholders of the Company held on April 30, 2008. Accordingly, the contents of the Company’s Registration Statements on Form S-8 (File No. 333-144491 and File No. 333-130310) are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 10,285,465 shares of Common Stock have been registered for issuance pursuant to the 2005 Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
Reference is made to the Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on August 11, 2008.

DEALERTRACK HOLDINGS, INC.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints each of Mark F. O’Neil and Robert J. Cox III the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amended thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 11, 2008.

Signature	Title

/s/ Mark F. O’Neil Mark F. O’Neil	Chairman, President and Chief Executive Officer (as principal executive officer of DealerTrack Holdings, Inc.)

/s/ Robert J. Cox III Robert J. Cox III	Senior Vice President, Chief Financial Officer and Treasurer (as principal financial officer and principal accounting officer of DealerTrack Holdings, Inc.)

/s/ Barry Zwarenstein Barry Zwarenstein	Director

/s/ Mary Cirillo-Goldberg Mary Cirillo-Goldberg	Director

/s/ Ann B. Lane Ann B. Lane	Director

John J. McDonnell, Jr.	Director

/s/ James David Power III James David Power III	Director

/s/ Howard L. Tischler Howard L. Tischler	Director

Exhibit Index

3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

3.2	Form of Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

4.1	Fourth Amended and Restated Registration Rights Agreement, dated as of March 19, 2003, among DealerTrack Holdings, Inc. and the stockholders of DealerTrack Holdings, Inc. party thereto (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on July 28, 2005, File No. 333-126944).

4.2	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A, filed on October 12, 2005, File No. 333-126944).

5.1	Opinion of Counsel regarding the legality of the Common Stock being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.3	Power of Attorney (included on signature page).

99.1	Second Amended and Restated 2005 Incentive Award Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit I to the Company’s Definitive Proxy Statement, filed on April 29, 2008).